Filed pursuant to Rule 424(b)(2)
Registration No. 333-258792

PROSPECTUS SUPPLEMENT

(to Prospectus Dated August 13, 2021)

2,500,000 Shares

NORTHWEST NATURAL HOLDING COMPANY

Common Stock

Northwest Natural Holding Company (NW Holdings) is offering 2,500,000 shares of its common stock. Our common stock is listed and trades on the New York Stock Exchange, or the “NYSE,” under the symbol “NWN.” On March 28, 2022, the closing price of our common stock on the NYSE was $54.59 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

	Per Share	Total
Initial price to public	$50.000	$125,000,000
Underwriting discounts and commissions	$1.625	$4,062,500
Proceeds, before expenses, to NW Holdings	$48.375	$120,937,500

We have granted the underwriters a 30-day option to purchase up to an additional 375,000 shares of common stock from us at the initial public offering price less the underwriting discounts and commissions if the underwriters sell more than 2,500,000 shares of common stock in this offering.

The underwriters expect to deliver the shares on or about April 1, 2022.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	J.P. Morgan	RBC Capital Markets

Siebert Williams Shank

The date of this prospectus supplement is March 29, 2022.

You may rely on the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. Neither we nor any of the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us nor the sale of common stock means that information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is correct after the date of the document containing the information or such date as may be specified therein. This prospectus and the accompanying prospectus supplement are not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer of solicitation is unlawful.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the offering described in this prospectus supplement. See “Description of Common Stock” in the accompanying prospectus. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus also includes information about certain other securities that we may offer from time to time, which information does not apply to our common stock.

This prospectus supplement and the accompanying prospectus are part of a registration statement that was filed by us with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. Under the shelf registration process, we may, from time to time, issue and sell to the public the securities described in the accompanying prospectus, including the common stock, of which this offering is a part. Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “NW Holdings,” “we,” “us” and “our” or similar terms are to Northwest Natural Holding Company and its subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus do, and the documents incorporated by reference may, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). Although NW Holdings believes these statements are based on reasonable assumptions, no assurance can be given that actual results will not differ from those in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and in the incorporated documents. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus and in the incorporated documents may be affected by various uncertainties. Forward-looking statements can be identified by words such as “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We therefore caution you against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (2021 Form 10-K), in “Forward-Looking Statements,” Part I, Item 1A “Risk Factors” and Part II, Item 7 and Item 7A, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk.”

Any forward-looking statement made by us in this prospectus supplement or the accompanying prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

S-iii

SUMMARY

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that you should consider before investing in NW Holdings’ common stock. You should read the entire prospectus supplement, including the accompanying prospectus and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements included under “Forward-Looking Statements.”

NW Holdings

NW Holdings is a holding company headquartered in Portland, Oregon and owns Northwest Natural Gas Company, or “NW Natural,” NW Natural Water Company, LLC, or “NW Natural Water,” NW Natural Renewables Holdings, LLC, or “NW Natural Renewables,” and other businesses. NW Natural is NW Holdings’ largest subsidiary.

NW Natural distributes natural gas to residential, commercial, and industrial customers in Oregon and southwest Washington. NW Natural and its predecessors have supplied gas service to the public since 1859, was incorporated in Oregon in 1910, and began doing business as NW Natural in 1997.

NW Holdings has one reportable segment, the natural gas distribution, or “NGD,” segment, which is conducted by NW Natural. The NGD business purchases natural gas and distributes natural gas through approximately 786,000 meters in Oregon and southwest Washington. Approximately 88% of customers are located in Oregon and 12% are located in southwest Washington.

NW Natural has been allocated an exclusive service territory by the Public Utility Commission of Oregon and the Washington Utilities and Transportation Commission, which includes the major population centers in western Oregon, including the Portland metropolitan area, most of the Willamette Valley, the coastal area from Astoria to Coos Bay, and portions of Washington along the Columbia River. Major businesses located in NW Natural’s service territory include retail, manufacturing, and high-technology industries.

NW Natural Water provides water distribution and wastewater services to communities throughout the Pacific Northwest and Texas. NW Natural Water currently serves approximately 80,000 people through about 33,000 connections.

NW Natural Renewables is a subsidiary of NW Natural Holdings established to pursue non-regulated natural gas activities. NW Natural Renewables is focused on providing cost-effective solutions to decarbonize a variety of sectors utilizing existing waste streams and renewable energy resources.

The Offering

Company	Northwest Natural Holding Company, or NW Holdings

Securities offered	2,500,000 shares of common stock (plus an additional 375,000 shares if the underwriters exercise their option to purchase additional shares in full)

Shares to be outstanding after this offering	33,655,771 shares of common stock (or 34,030,771 shares if the underwriters exercise their option to purchase additional shares in full) (1)

NYSE symbol	NWN

Transfer agent and registrar	American Stock Transfer & Trust Company, LLC

Use of proceeds	The net proceeds to be received by NW Holdings from this offering will be used for general corporate purposes, including repayment of its short-term indebtedness and/or making equity contributions to NW Holdings’ subsidiaries, NW Natural, NW Natural Renewables and NW Natural Water. Contributions to NW Natural, NW Natural Renewables and NW Natural Water will be used for general corporate purposes. A portion of any contribution received by NW Natural may be used to repay its short-term indebtedness.

Conflicts of interest	Certain of the underwriters, either directly or through affiliates, are lenders under the respective Credit Agreements of NW Holdings and NW Natural, each dated as of November 3, 2021, pursuant to which the short-term indebtedness of each such company is outstanding. Because more than 5% of the net proceeds from this offering may be used to repay amounts owed to such underwriters (or their affiliates) in respect of such credit facilities, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA Rule 5121). Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). See “Underwriting (Conflicts of Interest)” in this prospectus supplement for additional information.

Indicated current annual dividend rate	We (and our predecessor) have increased annual dividend payments each year since 1956. Our current indicated dividend is $1.93(2) per share.

(1)

The number of shares of common stock that will be outstanding after this offering is based on the number of shares of our common stock outstanding as of February 28, 2022, and does not include any shares of our common stock issued after such date pursuant to employee benefit plans, or other employee, executive or director compensation plans, or the NW Holdings Dividend Reinvestment and Direct Stock Purchase Plan. As of February 28, 2022, the total number of shares of NW Holdings common stock reserved for issuance was 439,366 shares under the NW Holdings Dividend Reinvestment and Direct Stock Purchase Plan,

156,107 shares under our Employee Stock Purchase Plan, 594,500 shares under our Restated Stock Option Plan, and 555,900 shares under our Long Term Incentive Plan, each as described in greater detail in the 2021 Form 10-K.
(2)

Based upon our most recent quarterly dividend of $0.4825 per share of our common stock. Future dividends, if any, may be declared and paid at the discretion of our board of directors and will depend on our future earnings, financial condition and other factors.

RISK FACTORS

Investing in NW Holdings’ common stock involves certain risks. You are urged to read and consider the risk factors described in NW Holdings’ annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information NW Holdings includes or incorporates by reference in this prospectus supplement and the accompanying prospectus. You should also be aware that new risks may emerge in the future at any time, and NW Holdings cannot predict such risks or estimate the extent to which they may affect NW Holdings’ financial condition or performance.

WHERE YOU CAN FIND MORE INFORMATION

NW Holdings files annual, quarterly and other reports and other information with the SEC. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by NW Holdings. NW Holdings also maintains a Web site (http://www.nwnaturalholdings.com). Information contained on NW Holdings’ Web site does not constitute part of this prospectus supplement and is not incorporated by reference into this prospectus supplement. The reference to NW Holdings’ Web site is intended to be an inactive textual reference only.

The SEC allows NW Holdings to “incorporate by reference” the information that NW Holdings files with the SEC, which means that NW Holdings may, in this prospectus supplement, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. NW Holdings is incorporating by reference the documents listed below (other than any portions of such documents that are deemed to be furnished and not filed) and any future filings NW Holdings makes with the SEC under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act. Information that NW Holdings files in the future with the SEC will automatically update and supersede this information.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under Exchange Act File No. 001-38681:

•	The 2021 Form 10-K.

•

NW Holdings’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2021 (solely those portions that were incorporated by reference into Part III of NW Natural’s Annual Report on Form 10-K for the year ended December 31, 2020).

•

The description of our common stock as set forth in our Current Report on Form 8-K12B filed with the SEC on October 1, 2018, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, Oregon 97204, telephone 503-226-4211, extension 2402.

CAPITALIZATION

The following table sets forth NW Holdings’ capitalization as of December 31, 2021, on an actual basis and as adjusted to give effect to the sale of the common stock in this offering. The information set forth in the table below is reported on a consolidated basis, is only a summary and is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, the notes thereto, and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the 2021 Form 10-K incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	December 31, 2021
	Actual	As Adjusted(1)
	(all information contained within table in thousands)
Equity:
Common Stock – no par value; authorized 100,000 shares; issued and outstanding 31,129, actual; and 33,629 shares issued and outstanding, as adjusted	$590,771	$711,259
Retained earnings	355,779	355,779
Accumulated other comprehensive loss	(11,404)	(11,404)

Total equity	$935,146	$1,055,634
Long-term debt (including current maturities)	$1,044,932	$1,044,932

Total capitalization(2)	$1,980,078	$2,100,566

(1)

As adjusted to reflect the net proceeds to NW Holdings from this offering of common stock (assuming no exercise by the underwriters of the option to purchase an additional 375,000 shares of common stock from us), after deducting the underwriting discounts and commissions and estimated expenses payable by NW Holdings. If the underwriters exercise their option to purchase additional shares in full, Total equity and Total capitalization, each as adjusted, would be $1,073,775 and $2,118,707, respectively.

(2)	As of December 31, 2021, we had $389.5 million of short-term debt outstanding, which is excluded from the calculation of total capitalization.

USE OF PROCEEDS

The net proceeds to be received by NW Holdings from this offering, after deducting the underwriters’ discounts and commissions and estimated expenses of $450,000 payable by NW Holdings, are estimated to be $120,487,500 million, or $138,628,125 million if the underwriters exercise their option to purchase additional shares in full. The net proceeds to be received by NW Holdings from this offering will be used for general corporate purposes, including repayment of its short-term indebtedness and/or making equity contributions to NW Holdings’ subsidiaries, NW Natural, NW Natural Renewables, and NW Natural Water. Contributions to NW Natural, NW Natural Renewables, and NW Natural Water will be used for general corporate purposes. A portion of any contribution received by NW Natural may be used to repay its short-term indebtedness. As of February 28, 2022, NW Natural had approximately $203.9 million of short-term indebtedness outstanding, with a maximum remaining maturity of 52 days and an average remaining maturity of 24 days and bearing a weighted-average effective interest rate of 0.46%, and NW Holdings had approximately $144 million of short-term indebtedness outstanding, with a maximum remaining maturity of 31 days and an average remaining maturity of 31 days and bearing an effective interest rate of 1.25%. Certain of the underwriters, either directly or through affiliates, are lenders under the respective Credit Agreements of NW Holdings and NW Natural, each dated as of November 3, 2021, pursuant to which the short-term indebtedness of each such company is outstanding. See “Underwriting (Conflicts of Interest) – Conflicts of Interest.”

DIVIDENDS AND COMMON STOCK

The amount and timing of dividends payable on NW Holdings’ common stock are within the sole discretion of its Board of Directors. Cash dividends on common stock have been paid quarterly each year since NW Holdings’ predecessor’s stock was first issued to the public in 1951. It is the intention of the Board of Directors to continue to pay cash dividends on the common stock on a quarterly basis. However, future dividends will be dependent upon NW Holdings’ earnings, financial condition, dividends from NW Holdings’ operating subsidiaries, and other factors. See “Description of Common Stock — Dividend Limitations” in the accompanying prospectus for certain restrictions upon the payment of cash dividends.

NW Holdings’ Dividend Reinvestment and Stock Purchase Plan permits registered owners of common stock to reinvest all or a portion of their quarterly dividends in additional shares of our common stock at the current market price. Shareholders also may invest cash on a monthly basis, up to $250,000 per calendar year, in additional shares at the current market price.

NW Holdings’ common stock is listed and traded on the New York Stock Exchange under the symbol “NWN.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes certain United States (U.S.) federal income tax considerations relevant to the acquisition, ownership and disposition of shares of NW Holdings’ common stock. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the Code), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (IRS) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction or under U.S. federal gift and estate tax laws or the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to Non-U.S. Holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our common stock, except to the extent specifically set forth below;

•	real estate investment trusts or regulated investment companies;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction;

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements (pursuant to Section 451 of the Code); or

•	persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

If a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of NW Holdings’ common stock (other than a partnership) that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a U.S. person.

Distributions

In general, if NW Holdings makes a distribution to a Non-U.S. Holder with respect to NW Holdings’ common stock, it will constitute a dividend for U.S. federal income tax purposes to the extent paid out of NW Holdings’ current or accumulated earnings and profits as determined under the Code. If the amount of a distribution exceeds NW Holdings’ current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and thereafter will be treated as capital gain subject to the tax treatment described below in “Sale or Other Disposition of Common Stock.” Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) are taxed on a net-income basis at the regular graduated rates and in the manner applicable to U.S. persons. The Non-U.S. Holder is generally required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on any effectively connected dividends received by a foreign corporation for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of NW Holdings’ common stock unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) (ii) in the case of an individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) NW Holdings’ common stock constitutes a U.S. real property interest by reason of NW Holdings’ status as a U.S. real property holding corporation (a USRPHC) under the Foreign Investment in Real Property Tax Act (FIRPTA) for U.S. federal income tax purposes.

In the case described in (i) above, gain or loss recognized on the disposition of shares of NW Holdings’ common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a U.S. person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate).

In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of shares of NW Holdings’ common stock (after being offset by certain U.S.-source capital losses).

In the case described in (iii) above, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have not determined whether we are a USRPHC. If we were a USRPHC during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, Non-U.S. Holders owning (directly or indirectly) more than 5% of our common stock will be subject to different tax consequences and should consult their own tax advisers. FIRPTA will not, however, apply to gain realized on the sale or disposition of our common stock by a Non-U.S. Holder that owns (directly or indirectly at any time during the shorter of the five-year period preceding the date of disposition or the Non-U.S. Holder’s holding period) 5% or less of our common stock so long as our common stock is “regularly traded on an established securities market” (such as the NYSE) as defined under applicable Treasury regulations.

If gain on the sale or other taxable disposition of NW Holdings’ common stock were subject to taxation under FIRPTA, a Non-U.S. Holder generally would be subject to U.S. federal income tax on the gain realized on a disposition of the common stock at the graduated U.S. federal income tax rates applicable to U.S. persons, generally would be required to file a U.S. federal income tax return, and, if NW Holdings’ common stock was not then publicly traded, and certain other conditions were met, the purchaser would be required to withhold 15% of the sales proceeds.

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with any dividends paid on NW Holdings’ common stock to a Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on dividends paid on NW Holdings’ common stock or on the proceeds from a sale or other disposition of shares of NW Holdings’ common stock. The certification procedures required to claim a reduction or exemption from withholding tax on payments described above under “Distributions” will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (FATCA) and additional guidance issued by the IRS, a U.S. federal withholding tax of 30% will generally apply to dividends paid on NW Holdings’ common stock to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution is subject to an agreement with the U.S. government (which may be in the form of compliance with an intergovernmental agreement with the U.S. government) to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA withholding rules on their investment in NW Holdings’ common stock. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “ — Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement, dated March 29, 2022, with the underwriters named below with respect to the shares of common stock to be offered pursuant to this prospectus supplement. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell and the underwriters, for whom Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are acting as representatives, have agreed to purchase from us the number of shares of our common stock set forth opposite its name in the following table:

Name of Underwriter	Number of Shares
Wells Fargo Securities, LLC	1,100,000
J.P. Morgan Securities LLC	600,000
RBC Capital Markets, LLC	600,000
Siebert Williams Shank & Co., LLC	200,000

Total	2,500,000

Option to Purchase Additional Shares

We have granted to the underwriters a 30-day option, exercisable from the date of the underwriting agreement, to purchase on a pro rata basis up to 375,000 additional shares of our common stock at the public offering price less the underwriting discounts and commissions, less the amount of any dividends or distributions declared, paid or payable by us on the securities specified in the table above but not on such additional shares.

We will be obligated to sell these shares of our common stock to the underwriters to the extent the option to purchase additional shares is exercised.

Underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the common stock offered by this prospectus supplement.

Discounts and Commissions

The underwriters propose to offer the shares of our common stock initially at the public offering price on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.975 per share. The underwriters may allow, and the dealers may reallow, a concession not to exceed $0.325 per share on sales to other dealers. After the public offering, the underwriters may change the public offering price and concessions to dealers.

The following table summarizes the compensation to be paid to the underwriters. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

		Total
	Per Share	Without Option	With Option
Public offering price	$50.000	$125,000,000	$143,750,000
Underwriting discounts and commissions payable by us	$1.625	$4,062,500	$4,671,875
Proceeds, before expenses, to us	$48.375	$120,937,500	$139,078,125

The underwriting fee will be an amount equal to the offering price per share to the public of our common stock, less the amount paid by the underwriters to us per share of common stock. The underwriters’ compensation was determined through arms’ length negotiations between the underwriters and us.

We estimate that the expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $450,000. Estimated expenses include SEC filing fees, NYSE listing fees, printing, legal, accounting, transfer agent and registrar fees, and other miscellaneous fees and expenses.

Lock-Up Arrangement

We and our executive officers and directors have agreed, subject to certain limited exceptions, not to sell, transfer, pledge, offer or contract to sell, or file with the SEC a registration statement under the Securities Act, relating to any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock without the prior written consent of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC for a period of 60 days after the date of the underwriting agreement. These restrictions will not apply to the issuance of shares of our common stock pursuant to employee benefit plans or other employee, executive or director compensation plans, or the NW Holdings Dividend Reinvestment and Direct Stock Purchase Plan.

Indemnity

We have agreed to indemnify the underwriters against certain liabilities arising out of this prospectus supplement, the accompanying prospectus and certain other materials in connection with this offering.

Our Relationship with the Underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters and/or their respective affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have and in the future will receive customary fees.

In particular, certain affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, serve as lenders or administrative agents to NW Holdings and NW Natural under their respective Credit Agreements dated as of November 3, 2021.

Certain of the underwriters and their affiliates have engaged and in the future may engage in investment banking transactions with, and provide services to, NW Holdings or its subsidiaries in the ordinary course of business. Each of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC is an agent under our “at the market” equity distribution program. In addition, Wells Fargo Securities, LLC is an agent under NW Natural’s commercial paper program.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

We may use a portion of the net proceeds of this offering to repay a portion of the outstanding amounts owed by us under our $200 million revolving credit facility, including amounts we owe to certain of the underwriters or their affiliates who have extended to us loans under our credit facility as described under “Use of Proceeds” above. NW Natural may use a portion of any contribution it receives from the net proceeds of this offering to repay a portion of the outstanding amounts owed by it under its $400 million revolving credit facility, including amounts NW Natural owes to certain of the underwriters or their affiliates who have extended to it loans under its credit facility as described under “Use of Proceeds” above. Because more than 5% of the net proceeds from this offering may be used to repay amounts owed to such underwriters (or their affiliates) in respect of such credit facilities, this offering is being made in compliance with the requirements of FINRA Rule 5121. Under FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering, as the shares of common stock have a “bona fide public market” (as defined in FINRA Rule 5121). The underwriters will not make sales of this offering to any accounts over which they exercise discretionary authority without first receiving the specific written approval of the account holder.

Stabilization

The underwriters may engage in over-allotment transactions, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates syndicate short positions.

•	Stabilizing transactions permit bids to purchase shares of our common stock so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions.

These stabilizing transactions and syndicate covering transactions may cause the price of our common stock to be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise. Neither we nor any of the underwriters make any representation that the underwriters will engage in any of the transactions described above. If commenced, these transactions may be discontinued at any time without notice. Neither we nor any of the underwriters make any representation or prediction as to the effect that the transactions described above, if commenced, may have on the market price of our common stock.

No Public Offering Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompany prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompany prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), each underwriter has represented and agreed that, it has not made and will not make an offer of shares to the public in that Relevant State prior to the publication of a prospectus in relation to such shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the EU Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

•	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation;

provided that no such offer of shares shall require NW Natural or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation and each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and NW Natural that it is a “qualified investor” within the meaning of Article 2(e) of the EU Prospectus Regulation.

In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the EU Prospectus Regulation, each such financial intermediary will also be deemed to have represented, warranted and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of our common stock in any Relevant State will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.

NW Natural, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For the purposes of this selling restriction, the expression an “offer of shares of our common stock to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended, and includes any relevant implementing measure in the Relevant State.

United Kingdom

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom (UK) prior to the publication of a prospectus in relation to such shares of our common stock which has been approved by the Financial Conduct Authority, except that shares of our common stock may be offered to the public in the UK at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the FSMA),

provided that no such offer of the shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of underwriters and us that it is a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation.

In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of our common stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public, other than their offer or resale in the UK to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

NW Natural, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For purposes of this provision, the expression an “offer to the public” in relation to shares of our common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock and the expression “UK Prospectus Regulation” means Regulation

(EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal) Act 2020.

Additionally, in the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom it would otherwise be lawful to distribute them (all such persons together being referred to as “relevant persons”). In the UK, the shares of our common stock will only be available to, and any invitation, offer or agreement to subscribed, purchase or otherwise acquire such shares of our common stock will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to NW Holdings; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to shares of our common stock in, from or otherwise involving the UK.

Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a product disclosure document or a prospectus under the Corporations Act 2001 of the Commonwealth of Australia (Corporations Act);

•	do not purport to include the information required of a disclosure document under Part 6D.2 of the Corporations Act or a product disclosure statement under Part 7.9 of the Corporations Act;

•

have not been, and will not be, lodged with the Australian Securities and Investments Commission (ASIC), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia, as a disclosure document for the purposes of the Corporations Act;

•

may not be provided in Australia other than to select investors (Exempt Investors) who are able to demonstrate that they: (i) fall within one or more of the categories of investors under Section 708 of the Corporations Act to whom an offer may be made without disclosure under Part 6D.2 of the Corporations Act; and (ii) are “wholesale clients” for the purpose of Section 761G of the Corporations Act; and

•

the shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of our common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of our common stock may be distributed in Australia, except where disclosure to investors is not required under Chapters 6D and 7 of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of our common stock, each subscriber or purchaser represents and warrants to the Company and the Underwriters that such subscriber or purchaser is an Exempt Investor.

As any offer of shares of our common stock under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Parts 6D.2 and 7.9 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of our common stock, each subscriber or purchaser of shares of our common stock undertakes to the Company and the Underwriters that such subscriber or purchaser will not, for a period of 12 months from the date of issue or purchase of the shares of our common stock, offer, transfer, assign or otherwise alienate those shares of our common stock to investors in Australia except in circumstances where disclosure to investors is not required under the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

The legality of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for NW Holdings by MardiLyn Saathoff, Esquire, Senior Vice President, Regulation and General Counsel of NW Holdings, and by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Houston, Texas. Morgan, Lewis & Bockius LLP may rely upon the opinion of Ms. Saathoff as to certain legal matters arising under Oregon law.

PROSPECTUS

NORTHWEST NATURAL HOLDING COMPANY

DEBT SECURITIES

JUNIOR SUBORDINATED DEBENTURES

PREFERRED STOCK

COMMON STOCK

Northwest Natural Holding Company (NW Holdings) and its selling securityholders may offer any combination of the securities described in this prospectus in one or more offerings from time to time and in amounts authorized from time to time. NW Holdings will provide specific terms of its securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. Unless otherwise set forth in a prospectus supplement, NW Holdings will not receive any proceeds from the sale of securities by any selling securityholders.

NW Holdings’ common stock is listed on the New York Stock Exchange and trades under the symbol “NWN.”

NW Holdings and any selling securityholder may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section on page 7 of this prospectus also provides more information on this topic.

See the discussion of risk factors on page 2 of this prospectus and in the annual, quarterly and current reports filed with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934, as amended (Exchange Act) by NW Holdings which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

NW Holdings’ principal executive offices are located at 250 SW Taylor Street, Portland, Oregon 97204, and its telephone number is (503) 226-4211.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that NW Holdings filed with the SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration or continuous offering process, NW Holdings or its selling securityholders, from time to time, may sell any combination of the securities described in this prospectus in one or more offerings. NW Holdings may offer any of the following securities: debt securities, junior subordinated debentures, common stock or preferred stock.

This prospectus provides you with a general description of the securities that NW Holdings or our selling securityholders may offer. Each time NW Holdings or our selling securityholders sell securities, NW Holdings will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

NW Holdings files annual, quarterly and other reports and other information with the SEC. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by NW Holdings. NW Holdings also maintains a Web site (http://www.nwnaturalholdings.com). Information contained on NW Holdings’ Web site does not constitute part of this prospectus and is not incorporated by reference into this prospectus. The reference to NW Holdings’ Web site is intended to be an inactive textual reference only.

The SEC allows NW Holdings to “incorporate by reference” the information that NW Holdings files with the SEC, which means that NW Holdings may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. NW Holdings is incorporating by reference the documents listed below (other than any portions of such documents that are deemed to be furnished and not filed) and any future filings NW Holdings makes with the SEC under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, until the offering that this prospectus relates to is terminated. Information that NW Holdings files in the future with the SEC will automatically update and supersede this information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Securities Exchange Act File No. 001-38681:

•	NW Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

•	NW Holdings’ Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2021.

•	NW Holdings’ Current Reports on Form 8-K filed with the SEC on June 3, 2021, June 14, 2021, and August 11, 2021.

•

The description of our common stock as set forth in our Current Report on Form 8-K12B filed with the SEC on October 1, 2018, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, Oregon 97204, telephone 503-226-4211, extension 2402.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any prospectus supplement. NW Holdings and any selling securityholders have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. NW Holdings and any selling securityholders are not, and any underwriters, agents or dealers are not, making an offer of these securities or soliciting offers to buy these securities in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus does, and the documents incorporated herein by reference may, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Although NW Holdings believes these statements are based on reasonable assumptions, no assurance can be given that actual results will not differ from those in the forward-looking statements contained herein and in the incorporated documents. The forward-looking statements contained herein and in the incorporated documents may be affected by various uncertainties. For a further discussion of forward-looking statements and of factors which may affect forward-looking statements contained herein and in the incorporated documents, see our most recent Annual Report on Form 10-K and any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after that Annual Report on Form 10-K, as well as other filings made with the SEC that are incorporated by reference into this prospectus.

NW HOLDINGS

NW Holdings is a utility holding company primarily engaged, through its wholly-owned subsidiary Northwest Natural Gas Company (NW Natural), in the distribution of natural gas. NW Holdings also owns NW Natural Water Company, LLC (NW Natural Water). NW Natural Water provides water distribution and wastewater services to communities throughout the Pacific Northwest and Texas. NW Natural Water currently serves approximately 64,000 people through about 27,000 connections. Each of NW Holdings’ subsidiaries is a separate legal entity with its own assets and liabilities. NW Holdings’ executive offices are located at 250 SW Taylor Street, Portland, Oregon 97204. Its telephone number is 503-226-4211.

NW Natural is principally engaged in the distribution of natural gas in Oregon and southwest Washington. NW Natural and its predecessors have supplied gas service to the public since 1859.

RISK FACTORS

Investing in the securities involves certain risks. You are urged to read and consider the risk factors described in the annual, quarterly and current reports filed with the SEC under the Exchange Act which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information NW Holdings includes or incorporates by reference into this prospectus. You should also be aware that new risks may emerge in the future at any time, and NW Holdings cannot predict such risks or estimate the extent to which they may affect NW Holdings’ financial condition or performance. The prospectus supplement applicable to each type or series of securities NW Holdings or our selling securityholders offer may contain a discussion of additional risks applicable to an investment in NW

Holdings and the particular type of securities NW Holdings or such selling securityholders are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds to be received by NW Holdings from the sale of these securities will be added to the general funds of NW Holdings and used for general corporate purposes.

The prospectus supplement relating to a particular offering of securities will identify the use of proceeds for that offering. Unless otherwise set forth in a prospectus supplement, NW Holdings will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES

NW Holdings may issue debt securities, in one or more series, under an indenture, between NW Holdings and the trustee specified therein. The terms of any debt securities will be described in a prospectus supplement.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

NW Holdings may issue junior subordinated debentures, in one or more series, under an indenture, between NW Holdings and the trustee specified therein. The terms of any junior subordinated debentures will be described in a prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

General

The following is a summary of certain rights and privileges of NW Holdings’ preferred stock, none of which is currently outstanding. This summary description does not purport to be complete. Reference is made to the laws of the State of Oregon, NW Holdings’ Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, and any articles of amendment to the Amended and Restated Articles of Incorporation establishing a particular series of preferred stock that are filed with the SEC and incorporated herein by reference. The following statements are qualified in their entirety by such references.

The Board of Directors is authorized under NW Holdings’ Amended and Restated Articles of Incorporation to provide for the issuance from time to time of preferred stock in one or more series, and as to each series to fix and determine the relative rights and preferences, serial designation, dividend rate, redemption prices, voluntary and involuntary liquidation prices, sinking fund provisions for the redemption or purchase of shares, if any, and conversion provisions, if any, applicable to shares of such series. NW Holdings will include some or all of this information about a specific series of preferred stock being offered under this prospectus in the prospectus supplement(s) relating to such series. As used herein, the term “preferred stock” includes all series.

Under NW Holdings’ Amended and Restated Articles of Incorporation, NW Holdings is authorized to issue 100,000,000 shares of common stock and 3,500,000 shares of preferred stock.

Dividends

Each series of the preferred stock shall be entitled, in preference to the common stock, to dividends cumulative from the date of issue, at the rate fixed by the Board of Directors, payable quarterly on February 15,

May 15, August 15 and November 15 in each year or on such other date or dates as the Board of Directors shall determine.

Voting Rights

Generally, only NW Holdings’ common stock has voting rights. The common stock has cumulative voting rights with respect to the election of directors. The preferred stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by resolutions establishing any series of preferred stock in accordance with NW Holdings’ Amended and Restated Articles of Incorporation.

Certain terms relating to NW Holdings’ preferred stock in respect of dividends, liquidation rights, limitations on payment of dividends and voting are discussed below in “Description of Common Stock—Dividends and Liquidation Rights” and “—Dividend Limitations”.

DESCRIPTION OF COMMON STOCK

General

The following is a summary of certain rights and privileges of NW Holdings’ common stock. This summary description does not purport to be complete. Reference is made to the laws of the State of Oregon, NW Holdings’ Amended and Restated Articles of Incorporation, and Amended and Restated Bylaws, which are incorporated herein by reference. The following statements are qualified in their entirety by such references.

Under NW Holdings’ Amended and Restated Articles of Incorporation, NW Holdings is authorized to issue 100,000,000 shares of common stock and 3,500,000 shares of preferred stock.

Dividends and Liquidation Rights

Except as hereinafter stated, the common stock is entitled to receive such dividends as are declared by the Board of Directors and to receive ratably on liquidation any assets which remain after payment of liabilities. NW Holdings has an authorized class of senior capital stock, referred to as preferred stock, none of which is currently outstanding. NW Holdings’ preferred stock is entitled, in preference to the common stock, (1) to cumulative dividends at the annual rate fixed for each series by the Board of Directors, and (2) in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board of Directors, plus in each case, unpaid accumulated dividends.

Dividend Limitations

Should dividends on the preferred stock be in arrears, no dividends on the common stock may be paid or declared. Future series of the preferred stock could contain sinking fund, purchase or redemption obligations under which no dividends on the common stock may be paid or declared while such obligations are in default. Common stock dividends also may be restricted by the provisions of future instruments pursuant to which NW Holdings may issue long-term debt.

Voting Rights

Except as provided by law or by resolutions establishing any series of preferred stock, only the common stock has voting rights. Cumulative voting is permitted by the Amended and Restated Articles of Incorporation to holders of common stock at elections of directors.

Classification of the Board of Directors

The Board of Directors of NW Holdings may consist of not less than nine nor more than thirteen persons, as determined by the Board, divided into three classes as nearly equal in number as possible. The number of directors as of the date of this prospectus is eleven. One class is elected for a three-year term at each annual meeting of shareholders. Vacancies, including those resulting from an increase in the size of the Board, may be filled by a majority vote of the directors then in office, to serve until the next annual meeting of shareholders. One or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon; provided, however, that if fewer than all of the directors should be candidates for removal, no one of them shall be removed if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director shall be a part. Except for those persons nominated by the Board, no person shall be eligible for election as a director unless a request from a shareholder entitled to vote in the election of directors that such person be nominated and such person’s consent thereto shall be delivered to the Secretary of NW Holdings within the time period specified in advance of the meeting at which such election shall be held. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors.

Business Transactions with Related Persons

NW Holdings shall not enter into any business transaction with a related person or in which a related person shall have an interest (except proportionately as a shareholder of NW Holdings) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of NW Holdings not held by such related person, and (2) the determination of a majority of the continuing directors that the cash or fair market value of the property, securities or other consideration to be received per share by the holders, other than such related person, of the shares of each class or series of the capital stock of NW Holdings in such business transaction shall not be less than the highest purchase price paid by such related person in acquiring any of its holdings of shares of the same class or series, unless the continuing directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of NW Holdings that caused such related person to become a related person, or (b) have expressly approved such business transaction. As used in this paragraph: a “business transaction” includes a merger, consolidation, plan of exchange or recapitalization, a purchase, sale, lease, exchange, transfer, mortgage or other disposition of all or a substantial part (10% or more of the fair market value of the assets) of the property and assets of NW Holdings or a related person, an issuance, sale, exchange or other disposition of securities of NW Holdings and a liquidation, spin-off or dissolution; a “related person” includes a person, organization or group thereof owning 10% or more of the capital stock of NW Holdings; “continuing directors” are those directors who were directors of NW Holdings on the date the Amended and Restated Articles of Incorporation first became effective or whose nominations have been approved by a majority of the then continuing directors. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of NW Holdings (other than shares held by related persons).

Preemptive Rights

The holders of the common stock have no preemptive rights.

Certain Anti-Takeover Matters

NW Holdings’ Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of its stock or delaying or preventing a change in its control. The material provisions that may have such an effect include:

•	establishment of a classified Board of Directors, whereby approximately only one-third of the board stands for election each year;

•

limitations on certain business transactions (including mergers, consolidations, plans of exchange) with any person or entity and any persons or entities related thereto who beneficially own 10% or more of the capital stock of NW Holdings;

•	authorization for NW Holdings’ Board of Directors (subject to any applicable law) to issue preferred stock in series and to fix rights and preferences of the series;

•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by NW Holdings’ Board of Directors; and

•

requirement that holders of not less than two-thirds of the shares entitled to vote are required to remove directors or to amend certain provisions of NW Holdings’ Amended and Restated Articles of Incorporation.

NW Holdings is subject to the provisions of sections 60.825 to 60.845 of the Oregon Business Corporation Act (Oregon Business Combinations Act) which generally provide that in the event a person or entity acquires 15% or more of NW Holdings’ voting stock (Interested Shareholder), NW Holdings and such Interested Shareholder and any affiliate may not engage in the following business combinations for a period of three years following the date that person became an Interested Shareholder:

•	a merger or plan of share exchange;

•

any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of NW Holdings’ assets or outstanding capital stock; and

•	transactions that result in the issuance of capital stock to the shareholder that acquired 15% or more of the voting stock.

These restrictions do not apply if:

•

the Board of Directors approved either the business combination or the share acquisition that resulted in the person becoming an Interested Shareholder before the time such person became an Interested Shareholder;

•

as a result of the share acquisition, the person became an Interested Shareholder and 85% owner of the outstanding voting stock, excluding shares owned by persons who are directors and also officers and shares owned by certain employee benefit plans; or

•

on or after the date the person became an Interested Shareholder, the business combination transaction is approved by the Board of Directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the Interested Shareholder.

NW Holdings is also subject to the provisions of Sections 60.801 to 60.816 of the Oregon Business Corporation Act (Oregon Control Share Act), which generally provide that a person who acquires voting stock in a transaction which results in such person holding more than 20%, 33- 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by officers and inside directors, and by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by officers and inside directors. This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33-1/3% and 50%, respectively. The acquiring person may, but is not required to, submit to NW Holdings an “acquiring person statement” setting forth certain information about the acquiring person and its plans with respect to NW Holdings. The acquiring person statement may also request that NW Holdings call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the acquiring person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. Shares are not deemed to be acquired in a control share acquisition if, among other things, they are acquired from the issuing corporation, or are issued pursuant to a plan of merger or exchange effected in compliance with the Oregon Business Corporation Act and the issuing corporation is a party to the merger or exchange agreement.

The Oregon Control Share Act and the Oregon Business Combinations Act have anti-takeover effects because they will encourage any potential acquirer to negotiate with NW Holdings’ Board of Directors and will also discourage potential acquirers unwilling to comply with the provisions of these laws. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. NW Holdings has not adopted such a provision.

NW Holdings is also subject to Oregon Revised Statutes Chapter 757.511 which generally provides that no person, directly or indirectly, shall acquire the power to exercise any substantial influence over the policies and actions of a public utility without first securing from the Oregon Public Utility Commission (OPUC) an order authorizing such acquisition if such person is, or by such acquisition would become, an “affiliated interest” with such public utility as defined by Oregon law. Any applicant requesting such an order bears the burden of showing that granting the application is in the public interest. This provision of Oregon law may have anti-takeover effects by subjecting potential acquisitions to OPUC review and approval.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire NW Holdings’ securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with NW Holdings, or NW Holdings otherwise may have agreed or will agree to register their securities for resale. If authorized by NW Holdings, the initial purchasers of its securities, as well as their transferees, pledgees, donees or successors, all of whom are referred to as “selling securityholders” in this prospectus, may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with NW Holdings during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

NW Holdings and any selling securityholder may sell the securities offered pursuant to this prospectus and one or more prospectus supplements (Offered Securities), on a continuous or delayed basis, in one or more series: (1) through one or more underwriters or dealers; (2) through one or more agents; (3) directly to a single purchaser or a limited number of purchasers; (4) through a combination of any such methods of sale; or (5) through other methods described in the applicable prospectus supplement. Any selling securityholders, dealers and agents participating in the distribution of the Offer Securities may be deemed to be underwriters, and compensation received by them on resale of the Offered Securities may be deemed to be underwriting discounts. Additionally, because selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling securityholders may be subject to the prospectus delivery requirements of the Securities Act.

Through Underwriters or Dealers

If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to the Offered Securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement. Unless otherwise set forth in such prospectus supplement, the obligations of the underwriters to purchase the Offered Securities offered by such prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased. If a dealer is used in the sale, the securities will be sold to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.

Through Agents

The Offered Securities may be sold through agents designated by NW Holdings or any selling securityholder from time to time. A prospectus supplement will set forth the name of any agent involved in the offer or sale of the Offered Securities in respect of which such prospectus supplement is delivered as well as any commissions payable by NW Holdings or any selling securityholder to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis to solicit purchases for the period of its appointment.

Directly to One or More Purchasers

NW Holdings or any selling securityholder may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters or agents would be involved.

General Information

The prospectus supplement with respect to the Offered Securities will set forth the terms of the offering of such Offered Securities, including:

•	the name or names of any selling securityholders, underwriters, dealers or agents;

•	the purchase price of such Offered Securities and the proceeds to NW Holdings from such sale, if any;

•

if securityholders are selling securities, the amount of securities to be sold by each selling securityholder and the proceeds from such sales and any additional terms, including lock-up provisions, that may be placed on the participating selling securityholders in connection with their sale of securities in the offering;

•	any underwriting discounts, agents’ commissions and other items constituting underwriting compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If so indicated in the prospectus supplement with respect to the Offered Securities, NW Holdings or a selling securityholder may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Offered Securities from NW Holdings or such selling securityholder at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in such prospectus supplement, and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

Unless otherwise specified in the applicable prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange.

We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

We may make sales of our common stock to or through one or more underwriters, dealers or agents in “at-the-market” offerings, and, if we engage in such transactions, we will do so pursuant to the terms of an agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution or similar agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.

Any selling securityholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

Agents, underwriters and dealers may be entitled under agreements entered into with NW Holdings to indemnification by NW Holdings against certain civil liabilities, including certain liabilities under the Securities Act or to contribution by NW Holdings with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

The legality of the securities will be passed upon for NW Holdings by MardiLyn Saathoff, Esquire, Senior Vice President, Regulation and General Counsel of NW Holdings, and by Morgan, Lewis & Bockius LLP, New York, New York. Ms. Saathoff may rely upon the opinion of Morgan, Lewis & Bockius LLP as to certain legal matters arising under New York law. Morgan, Lewis & Bockius LLP may rely upon the opinion of Ms. Saathoff as to certain legal matters arising under Oregon law. Ms. Saathoff is regularly employed by NW Holdings, participates in various NW Holdings employee benefit plans under which she may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of NW Holdings.

NORTHWEST NATURAL HOLDING COMPANY

2,500,000 Shares

Common Stock

Wells Fargo Securities

J.P. Morgan

RBC Capital Markets

Siebert Williams Shank